Exhibit (j) (2)

CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post- Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Henssler Funds, Inc., as filed with the Securities and Exchange Commission on or about August 28, 2014.

/s/ PAUL HASTINGS LLP
PAUL HASTINGS LLP

Atlanta, Georgia

August 22, 2014